Exhibit 3.4

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This warrant must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, transfer, pledge or hypothecation of any interest in any of the securities represented hereby.

Warrant to Purchase SECURITIES of

Winc, Inc.

Dated as of February ●, 2021 (the “Issuance Date”)

Void after the date specified in Section 10

THIS CERTIFIES THAT, for value received, [●], or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Winc, Inc., a Delaware corporation (the “Company”), either (i) shares of the Company’s Series F Preferred Stock (the “Series F Preferred Stock”) prior to an initial public offering or other event that results in the conversion of all shares of the Company’s Preferred Stock into shares of its common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 5.1(a) of Article VI of the Company’s Ninth Amended and Restated Certificate of Incorporation (a “QIPO”) or (ii) shares of Common Stock following a QIPO by the Company, in each case in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. The term “Securities” as used herein shall include the Series F Preferred Stock or the Common Stock, as applicable, to be delivered by the Company in connection with the exercise of this Warrant, it being understood that whether the Securities delivered consist of Series F Preferred Stock, Common Stock or other securities of the Company shall be determined in accordance with this Warrant. This Warrant is issued in connection with the transactions described in the Series F Preferred Stock and Warrant Purchase Agreement, dated as of even date herewith, by and among the Company and the purchasers described therein (the “Purchase Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The following is a statement of the rights of Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.              Number and Price of Securities; Exercise Period.

(a)               Number of Securities. Subject to the terms and conditions of this Warrant:

(i)                        Holder shall have the right to purchase up to [●]shares of Series F Preferred Stock, as may be adjusted pursuant hereto, at any point during the Exercise Period prior to a QIPO; or

(ii)                        Holder shall have the right to purchase up to [●]shares of Common Stock, as may be adjusted pursuant hereto, at any point during the Exercise Period following a QIPO.

For the sake of clarity, subject to the terms of this Warrant, Holder shall have the right upon the exercise of this Warrant to receive either the shares of Series F Preferred Stock pursuant to Section 1(a)(i) or the shares of Common Stock pursuant to Section 1(a)(ii), it being understood that if Holder exercises its rights in full pursuant to Section 1(a)(i) then Holder will have no remaining rights pursuant to Section 1(a)(ii); provided further, however, if Holder only exercises a portion of the rights under this Warrant pursuant to Section 1(a)(i), then Holder will have the right to exercise the remaining portion of the rights available under this Warrant either pursuant to Section 1(a)(i) or Section 1(a)(ii), as applicable.

(b)               Exercise Price. The exercise price per Security shall be equal to $1.75, subject to adjustment pursuant hereto (the “Exercise Price Per Security”).

(c)               Exercise Period. This Warrant shall be exercisable, in whole or in part, prior to or in connection with the expiration of this Warrant as set forth in Section 10 (the “Exercise Period”).

2.             Definitions. For purposes of this Warrant:

(a)               “Affiliate” means as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

(b)               “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required to close.

(c)               “Control” and its derivatives means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities (or other ownership interest), as trustee or executor, by contract or otherwise.

(d)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)               “Person” means any individual, partnership, joint venture, limited liability company, corporation, trust or other entity, any national or state government or any agency or political subdivision thereof, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

(f)                “Securities Act” means the Securities Act of 1933, as amended.

3.             Exercise of the Warrant.

(a)               Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, by:

(i)                        the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of Holder, together with the surrender of this Warrant; and

(ii)                        the payment to the Company of an amount equal to the product of (x) the Exercise Price Per Security multiplied by (y) the number of Securities being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b)               Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), if the fair market value of one Security is greater than the Exercise Price Per Security (at the date of calculation as set forth below), the Holder may elect to receive a number of Securities equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Securities computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Securities to be issued to the Holder
Y	=	The number of Securities purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The fair market value of one Security (at the date of such calculation)
B	=	The Exercise Price Per Security (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Security shall be determined by the Company’s Board of Directors, acting in good faith; provided, however, that: (i) where a public market exists for the Common Stock at the time of such exercise (e.g., if such exercise takes place after a QIPO by the Company), the fair market value per share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in The Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value; and (ii) if the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share of Common Stock shall be the per share offering price to the public of the Company’s initial public offering.

(c)               Security Certificates. The rights under this Warrant shall be deemed to have been exercised and the Securities issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the Person entitled to receive the Securities issuable upon such exercise shall be treated for all purposes as the holder of record of such Securities as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for that number of Securities issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Securities that remain subject to this Warrant.

(d)               No Fractional Securities or Scrip. No fractional securities or scrip representing fractional securities shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional securities to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price Per Security multiplied by such fraction.

(e)               Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 10, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 3(b) effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Securities, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

(f)                Reservation of Securities. The Company agrees during the Exercise Period to take all reasonable action to reserve and keep available from its authorized and unissued shares of Series F Preferred Stock and shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of shares of Series F Preferred Stock (and shares of Common Stock for issuance on conversion of such shares) and shares of Common Stock as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Series F Preferred Stock (and shares of Common Stock for issuance on conversion of such shares) and shares of Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Series F Preferred Stock, if applicable, without limitation of such other remedies as may be available to Holder, the Company will take such corporate action as may be necessary to increase its authorized and unissued shares of Series F Preferred Stock (and shares of Common Stock for issuance on conversion of such shares) and Shares of Common Stock to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all Securities that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

4.             Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.             Investors’ Rights Agreement. This Warrant and all Securities issuable upon exercise of this Warrant are and shall become subject to, and have the benefit of, the Investors’ Rights Agreement (as defined in the Purchase Agreement), and Holder shall be required, for so long as Holder holds this Warrant or any Securities, to become and remain a party to the Investors’ Rights Agreement.

6.             Transfer of the Warrant.

(a)               Transferability of the Warrant. Subject to the provisions hereof, this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 7, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(b)               Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of Holder a new warrant or warrants of like tenor, in the name of Holder or as Holder (on payment by Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the warrant register. This Warrant (and the Securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(c)               Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

7.             Restrictions on Transfer of the Warrant and Securities; Compliance with Securities Laws. By acceptance of this Warrant, Holder agrees to comply with the following:

(a)               Restrictions on Transfers. Subject to Section 7(c), this Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent (which shall not be unreasonably withheld) other than to an Affiliate of Holder and any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Holder agrees not to make any sale, assignment, transfer, pledge or other disposition (each, a “Disposition”) of all or any portion of this Warrant, or any beneficial interest herein, unless and until the transferee has executed and delivered an Assignment Form.

(b)               Compliance with Securities Laws. Any transfer of this Warrant or the other Securities must be in compliance with all applicable federal and state securities laws. Holder agrees not to make any Disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until:

(i)                        the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and there is then in effect a registration statement under the Securities Act covering such proposed Disposition and such Disposition is made in accordance with such registration statement, or

(ii)                        (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such Disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed Disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of the representations set forth in Section 12, that the Securities are being acquired (1) solely for the transferee’s own account and not as a nominee for any other party, (2) for investment and (3) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at Holder’s expense, with (1) evidence reasonably satisfactory to the Company that such Disposition will not require registration of such Securities under the Securities Act or (2) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by Holder to the Company.

(c)               Permitted Transfers. Permitted transfers include (i) a transfer not involving a change in beneficial ownership, (ii) transactions by an individual to any immediate family member, which, for purposes of this Warrant, shall mean any relationship by blood, marriage or adoption, not more remote than first cousin or (iii) transactions involving the distribution without consideration of Securities by any Holder to (A) a parent, subsidiary or other Affiliate of a Holder that is a corporation, (B) any of Holder’s partners, members or other equity owners, or retired partners or members, or to the estate of any of its partners, members or other equity owners or retired partners or members, or (C) a venture capital fund that is Controlled by or under common Control with one or more general partners or managing members of, or shares the same management company with, Holder; provided, in each case, that Holder shall give written notice to the Company of Holder’s intention to effect such Disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed Disposition.

(d)               Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Securities with respect to which this Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that Holder shall have confirmed to the satisfaction of the Company in writing that the Securities so purchased are being acquired solely for Holder’s own account and not as a nominee for any other Person, for investment and not with a view toward distribution or resale and that Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(e)               Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(f)                Investors’ Rights Agreement Legend. The Securities shall also be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(g)               Instructions Regarding Transfer Restrictions. Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section  7.

(h)               Removal of Legend. The legend referring to federal and state securities laws identified in Section 7(e) stamped on a certificate or book-entry notation evidencing the Securities and any Common Stock issued upon conversion thereof, if applicable, and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to Holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel or other evidence reasonably satisfactory to counsel to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

8.             Adjustments. Subject to the expiration of this Warrant pursuant to Section 10, the number and kind of Securities purchasable hereunder and the Exercise Price Per Security therefor are subject to adjustment from time to time, as follows:

(a)               Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 10) in which shares of the Company’s capital stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Securities deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Securities hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the board of directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)               Reclassification of Securities. If the Securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 10) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the type of Securities which Holder would otherwise have been entitled to receive, Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)   Subdivisions and Combinations. In the event that the outstanding shares of Series F Preferred Stock or Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Securities issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price Per Security shall be proportionately decreased, and in the event that the outstanding shares of Series F Preferred Stock or Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Securities issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price Per Security shall be proportionately increased.

(d)               Notice of Adjustments. Upon any adjustment in accordance with this Section 8, the Company shall give notice thereof to Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price Per Security as adjusted and the number and type of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, and (ii) the Exercise Price Per Security at the time in effect and the number and type of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

9.              Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 10, in the event that the Company shall authorize: (a) the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 8, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities; or (b) the voluntary liquidation, dissolution or winding up of the Company, then the Company shall send to Holder of this Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in Section 9(a) or the expected effective date of any such other event specified in Section 10(b), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the holders of Warrants representing a majority of the Securities then issuable upon exercise of the rights under the Warrants.

10.           Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a)   5:00 p.m., Pacific time, on February ●, 2026; or

(b)   any Deemed Liquidation Event (as defined in the Company’s certificate of incorporation).

11.           No Rights as a Stockholder. Nothing contained herein shall entitle Holder to any rights as a stockholder of the Company or to be deemed the holder of any Securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under this Warrant shall have been exercised and the Securities purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

12.           Representations and Warranties of the Holder. By acceptance of this Warrant, Holder represents and warrants to the Company as follows:

(a)               No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)               Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c)               Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d)               Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e)               Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f)                Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

(g)               Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h)               Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any Disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that Persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such Persons and the brokers who participate in the transactions do so at their own risk.

(i)                 No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j)                 Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(k)               Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

13.              Miscellaneous.

(a)               Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by: (i) the Company and the holders of Warrants representing a majority of the Securities then issuable upon exercise of the rights under the Warrants (as such terms are defined in the Purchase Agreement), which majority does not need to include the consent of Holder; and (ii) the party against whom the waiver is to be effective, in the case of a waiver. Any amendment, waiver, discharge or termination effected in accordance with this Section 13(a) shall be binding upon each holder of the Warrants, each future holder of such Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of Securities issuable upon exercise of the Warrants. The Company shall promptly give Notice to all holders of Warrants of any amendment effected in accordance with this Section 13(a).

(b)               Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)               Notices.

(i)                        All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed: (A) if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until the Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or (B) if to the Company, to the attention of the Chief Executive Officer of the Company at the Company’s address, facsimile number or electronic mail address as shown on the signature page hereto, as may be updated in accordance with the provisions hereof.

(ii)                        Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given: (A) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one Business Day after deposit with the courier); (B) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (C) if sent via electronic mail, when sent (unless the sender receives a failure to deliver or other similar error message) if received prior to 5:00 p.m. Pacific time on a Business Day, or otherwise on the next Business Day.

(d)               Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(e)               Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f)                Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(g)               California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(h)               Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day other than a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(i)                 Entire Agreement. Except as expressly set forth herein, this Warrant, the Purchase Agreement, and the Investors’ Rights Agreement (including the exhibits attached hereto and thereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, the Company and Holder have executed and delivered this Warrant as of the Issuance Date.

Company:

Winc, INc.,
a Delaware corporation

By:
Name:
Title:

Address:

Attention:
Email

HOlder:

[●]

By:
Name:
Title:

Address:

Attention:
Email

[Warrant to Purchase Securities of Winc, Inc.]

Exhibit A

Notice of Exercise

To:	Winc, Inc.(the “Company”)

Attention:	Chief Executive Officer

Warrant:	Warrant to Purchase SECURITIES of the Company issued on February [●], 2021 (the “Warrant”)

(1)	Exercise. The undersigned elects to purchase the following number of Securities pursuant to the terms of the Warrant:	.

(2)	Method of Exercise. The undersigned elects to exercise the Warrant pursuant to:

☐	a cash payment in accordance with Section 3(a) of the Warrant, and tenders herewith payment of the aggregate Exercise Price Per Security for the Securities being purchased in full, together with all applicable transfer taxes, if any; or

☐	the net issue exercise provision of Section 3(b) of the Warrant.

(3)	Stock Certificate. Please issue a certificate or certificates representing the Securities in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(4)	Unexercised Portion of the Warrant. Please issue a new Warrant for the unexercised portion of the Warrant in the name of:

☐	The undersigned

☐	Other—Name:

Address:

☐	Not applicable

(5)	Investment Intent. The undersigned represents and warrants that the aforesaid Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

A-1

(6)	Investment Representation. The undersigned represents and warrants that all representations and warranties of Holder set forth in Section 12 of the attached Warrant are true and correct as of the date hereof.

[●]

By:
Name:
Title:

Address:

Attention:
Email

A-2

Exhibit B

Assignment Form

Assignor:	(“Assignor”)

Company:	Winc, INC. (the “Company”)

Warrant:	Warrant to Purchase SECURITIESof the Company issued on FEBRUARY [●], 2021 (the “Warrant”)

(1)	Assignment. The undersigned Assignor is the registered holder of the Warrant and hereby assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of Securities set forth below:

Name:

Address:

No. of Shares:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of capital stock to be issued upon exercise of the rights thereunder and any shares issuable upon conversion thereof (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant, to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(4)	Investment Representation. Assignee represents and warrants that all representations and warranties of Holder set forth in Section 12 of the attached Warrant are true and correct as of the date hereof.

[Remainder of page intentionally left blank.]

B-1

IN WITNESS WHEREOF, Assignor and Assignee are signing this Assignment Form on the date first set forth above.

“ASSIGNOR”

Print name of Assignor

Signature of Assignor

Print name of signatory, if applicable

Print title of signatory, if applicable

Address:

Attention:

Email:

“ASSIGNEE”

Print name of Assignor

Signature of Assignor

Print name of signatory, if applicable

Print title of signatory, if applicable

Address:

Attention:

Email:

B-2